Ex. 28.e.1.a

AMENDMENT TO THE
DISTRIBUTION AGREEMENT
BETWEEN
GPS FUNDS II AND ASSETMARK BROKERAGE, LLC

This Amendment is effective as of _______, 201_, by and between GPS Funds II, a Delaware statutory trust (the "Trust"), on behalf of each of its separate series of shares (each, a "Fund" and collectively, the "Funds") set forth on Annex A below, and AssetMark Brokerage, LLC, a Delaware limited liability company (the "Distributor").

WHEREAS, the parties entered into a Distribution Agreement (the "Agreement") dated October 31, 2016; and

WHEREAS, the parties now wish to amend the Agreement, in accordance with Section 12 thereof, by amending Annex A thereto to add three new series of the Trust, the GuidePath® Conservative Income Fund, the GuidePath® Income Fund and the GuidePath® Growth and Income Fund; and

WHEREAS, the parties acknowledge that none of the GuidePath® Conservative Income Fund, the GuidePath® Income Fund nor the GuidePath® Growth and Income Fund will initially adopt a distribution plan in respect to their shares pursuant to Rule 12b-1 under the Investment Company Act of 1940;

NOW, THEREFORE, the parties agree as follows:

1. Annex A to the Agreement is hereby deleted and replaced with the following:

ANNEX A

GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Opportunistic Fixed Income Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Managed Futures Strategy Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

2. Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect.  In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

[Signature page follows.]

ASSETMARK BROKERAGE, LLC	GPS FUNDS II

By:	By:

Name & Title:	Name & Title: